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                                                                 EXHIBIT 10.9(b)


                                 FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT



         This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of November 4, 1996 by and among Digital Television Services of South Carolina I, LP, a Georgia limited partnership ("Purchaser"), Pee Dee Electricom, Inc., a South Carolina corporation ("Electricom") and Pee Dee Electric Cooperative, Inc., a South Carolina cooperative association ("Pee Dee") (Pee Dee and Electricom are hereinafter collectively referred to as "Sellers").

                                    RECITALS

         Purchaser and Sellers entered into an Asset Purchase Agreement dated as of October 5, 1996 (the "Agreement"). Capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Agreement. Purchaser and Sellers have determined that it is in their mutual best interest to amend the Agreement in accordance with Section 11.8 thereof.

                               TERMS OF AMENDMENT

         Purchaser and Sellers agree as follows:

         1. AMENDMENT TO SECTION 4.3(a). Section 4.3(a) shall be deleted in its entirety and the following new Section 4.3(a) shall be inserted in lieu thereof:

         "(a) The Closing Payment shall be (i) increased by (a) the parties' good faith estimate of the Current Assets of Sellers, (b) $233.75 for each new Subscriber acquired by Sellers during the period from November 1, 1996 through the Closing Date and (c) $51,150 in connection with the obligations of Sellers to NRTC pursuant to the 1995 Memorandum and (ii) decreased by the parties' good faith estimate of the Current Liabilities of Sellers as of the Closing Date (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided for in paragraph (c) below. The Closing Adjustment shall not reflect any deduction for the Bad Debt Reserve, as defined below."

         2. AMENDMENT TO SECTION 7.4. Section 7.4 shall be deleted in its entirety and the following new Section 7.4 shall be inserted in lieu thereof:

         "7.4. CONSENT OF NRTC, DIRECTV AND OTHERS. Sellers and Purchaser shall join in and deliver the requests for the consent of the NRTC and DirecTv to the transfer of the NRTC Agreements, and such other requests for consent that Purchaser reasonably determines may be necessary or appropriate to consummate the transactions contemplated hereby, and they will each diligently take all steps necessary or desirable to obtain such consents. The failure of either of the parties to timely file or diligently seek the consents, or to cooperate fully with the other party with respect thereto, shall be deemed a material breach of this Agreement."




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         3. AMENDMENT TO SECTION 8.7. Section 8.7 shall be deleted in its entirety and the following new Section 8.7 shall be inserted in lieu thereof:

         "8.7. SETTLEMENT OF 1995 MEMORANDUM DISPUTE. All disputes between Sellers and NRTC with respect to the 1995 Memorandum shall have been resolved to the reasonable satisfaction of Purchaser."

         4. AMENDMENT TO SECTION 11.13.

         (i) Section 11.13(a) shall be deleted in its entirety and the following new Section 11.13(a) shall be inserted in lieu thereof:

         "(a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by (i) the mutual written consent of Sellers, (ii) either party upon written notice to the other party if the Closing has not occurred on or before the Termination Date, (iii) Sellers if the covenants and conditions set forth in Articles VII and IX required to be complied with or performed by Purchaser have not been complied with or performed by Purchaser and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the sixtieth (60th) day following written notice thereof from Sellers; provided that Sellers have not defaulted in any material respect with respect to any of its obligations hereunder, or (iv) Purchaser if the covenants and conditions set forth in Articles VII and VIII required to be complied with and performed by Sellers have not been complied with or performed by Sellers and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Sellers on or before the sixtieth (60th) day following written notice thereof from Purchaser; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder."

         (ii) Section 11.13(e) shall be deleted in its entirety.

         5. AMENDMENT OF SCHEDULE 4.2(e). Schedule 4.2(e) shall be deleted in its entirety and the Schedule 4.2(e) attached hereto shall be inserted in lieu thereof.

         6. MODIFICATION. Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.

         7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to the choice of law provisions thereof.

         8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one in the same Amendment.




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         IN WITNESS WHEREOF, Purchaser and Sellers have executed this Amendment as of this date first set forth above.

                       PURCHASER:

                       Digital Television Services of South Carolina I, LP

                       By:  Columbia DBS Management, LLC
                       Its: General Partner

                            By:
                                 -----------------------------------
                                 Douglas S. Holladay, Jr., President
                                 and Manager


                       SELLERS:

                       ELECTRICOM:

                       Pee Dee Electricom, Inc.

                       By:
                           -----------------------------------
                           Robert W. Williams, Jr., President


                       PEE DEE:

                       Pee Dee Electric Cooperative, Inc.

                       By:
                           -----------------------------------
                           Robert W. Williams, Jr., Executive Vice
                           President and General Manager



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